Exhibit 10.11




                             FIRST AMENDMENT TO THE

                           EMPLOYEES' THRIFT PLAN OF

                         TRIGON BLUE CROSS BLUE SHIELD

FIRST AMENDMENT, dated as of February 19, 1997, to the Employees' Thrift Plan of Trigon Blue Cross Blue Shield (the "Plan"), by Trigon Insurance Company (formerly, Blue Cross and Blue Shield of Virginia) (the "Corporation").

The Corporation maintains the Plan, as amended and restated effective January 1, 1996. The Corporation has the power to amend the Plan and now wishes to do so.

NOW, THEREFORE, the Plan is amended as follows:

Section 1.09 is amended in its entirety to read as follows:

         1.09 Corporation means Trigon Insurance Company and any successor thereto. The Corporation is the sponsor, named fiduciary and administrator of the plan as it relates to the Employees of participating Employers. Before March 7, 1997, the Corporation was Blue Cross and Blue Shield of Virginia, a Virginia corporation doing business as Trigon Blue Cross Blue Shield.

Section 1.43 is amended in its entirety to read as follows:

         1.43 Plan means the "Employees' Thrift Plan of Trigon Insurance Company." Before March 7, 1997, the name of the Plan was "Employees' Thrift Plan of Trigon Blue Cross Blue Shield."

Article I is amended by adding new Sections 1.58, 1.59 and 1.60 to read as follows:

         1.58 Parent means Trigon Healthcare, Inc., the parent corporation of the Corporation.

         1.59 Trigon Stock means common stock issued by Trigon Healthcare, Inc.

         1.60 Trigon Stock Fund means the investment fund maintained under the Plan for the investment of Participants' Individual Accounts in Trigon Stock.

Effective January 1, 1996, Section 3.04 is amended by revising the 12th paragraph to read as follows:

For purpose of this Section, the actual deferral percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of (i) the amount of Pre-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year (including excess Pre-Tax Contributions returned to the Employee and excluding Pre-Tax Contributions taken into account in the actual contribution percentage test, provided that the

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actual deferral percentage test is satisfied both with and without the exclusion of the Pre-Tax Contributions allocated to each Employee) to (ii) the Employee's Compensation as determined pursuant to IRC Regulation 1.401(k)-1(g)(2)(i), uniformly applied for a given Plan Year.

Effective January 1, 1996, Section 3.05 is amended by replacing the word "Participant" with the word "Employee" each time it appears in paragraph 9 of that Section, and by replacing subsection (ii) with the following:

the Employee's Compensation as determined pursuant to IRC Regulation 1.401(m)-1(f)(2), uniformly applied for a given Plan Year.

Section 4.01 is amended in its entirety to read as follows:

         4.01     Investment Options

                  (a) The following investment funds shall be established for purposes of the Plan:


                            (i) Trigon Stock Fund The Trigon Stock Fund shall be invested primarily in Trigon Stock and such additional assets as directed by the Investment Committee from time to time. The Trustee may purchase and sell Trigon Stock on the open market, from and to the Parent, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the IRC. The Trigon Stock Fund shall be established as of March 7, 1997, or such later date as directed by the Investment Committee.


                           (ii) Other Investment Funds The Investment Committee shall designate other investment funds from time to time for investment of Participants' Individual Accounts. The Investment Committee shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

                  (b) All Contributions credited to a Participant's Individual Accounts shall be invested in the investment funds elected by the Participant on forms or other means provided for that purpose by the Administrative Committee.

                  (c) Plan assets may be invested in a short term investment fund or in any other manner deemed appropriate by the Trustee, pending investment in the appropriate investment fund.

                  (d) If investments are to be made among the investment funds, investments shall be made in increments of no less than one percent (1%) in each investment fund.

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                  (e)      The Investment Committee may impose upon any
                           investment fund such restrictions as may be necessary or appropriate. For example, the Investment Committee may restrict transfers to or from an investment fund, and the Investment Committee may limit the amount of a Participant's Individual Account that may be transferred to or from an investment fund during a specified period of time.

                  (f) If a Participant obtains a loan pursuant to Section 7.07, the Administrative Committee shall establish a segregated account for that Participant. Interest and principal payments by the Participant shall be invested pursuant to the Participant's election.

Section 4.03 is amended in its entirety to read as follows:

         4.03     Investment Accounts

                  (a) All net income that is earned on investments in an investment fund described in Section 4.01 shall be reinvested by the Trustee in that investment fund.
                           As of each Valuation Date, the Trustee shall determine the current fair market value of each investment fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Administrative Committee shall adjust the Individual Accounts invested in that investment fund to reflect the unit value of the investment fund as of that date. The adjustments shall be based on each Participant's closing Individual Account balance invested in the investment fund as of the preceding Valuation Date. The outstanding balance of a Participant's loans described in Section 7.07 will not be included as part of his Account balance for purposes of allocations under this Section 4.03.

                  (b) Separate records for each investment fund shall be maintained for accounting purposes only. A segregation of assets shall not be required, nor shall any Participant have title to any specific assets of investment funds.

Article IV is amended by adding new Sections 4.04, 4.05, 4.06, 4.07 and 4.08 to read as follows:

         4.04 Investment Information To the extent required by applicable law, each Participant shall be provided information for each investment fund in accordance with Section 404(c) of ERISA and the corresponding regulations. With respect to the Trigon Stock Fund, Participants shall be provided with all information generally required to be provided to shareholders of the Parent.

         4.05 Limitations on Directed Investments The Trustee may decline to implement a Participant's investment directions if such directions would:

                  (a) Result in a prohibited transaction as described in ERISA section 406 or Internal Revenue Code section 4975;

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                  (b)      Generate taxable income to the Plan or jeopardize its
                           tax qualified status;

                  (c) Not be in accordance with the documents and instruments governing the Plan;

                  (d) Cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

                  (e) Result in a loss greater than the balance in the Participant's Individual Account; or

                  (f) Result in certain transactions between the Plan and the Employer or an affiliate of the Employer as designated by the Corporation.

         4.06 Application to Beneficiaries and Alternate Payees All Beneficiaries of deceased Participants who have Individual Account balances in the Plan may direct the investment of their Individual Accounts into any one or more of the investment funds offered pursuant to Section 4.01. After an Alternate Payee's interest in a Participant's Individual Accounts has been finally determined pursuant to Section 13.05, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the investment funds offered pursuant to Section 4.01, to the same extent that the Participant could have directed the investment of the Individual Accounts.

         4.07 Voting, Tender and Exercise of Similar Rights with Respect to Trigon Stock

                  (a) A Participant may instruct the Trustee (or its agent) how to vote, tender, or exercise similar rights with respect to the shares of Trigon Stock allocable to the Participant's Individual Account. The Trustee (or its agent) shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

                  (b) The Trustee shall vote, tender or exercise similar rights with respect to Trigon Stock for which timely instructions are received according to the Participants' instructions. The Trustee shall vote with respect to shares of Trigon Stock for which timely instructions are not received from Participants in the same proportion as the Trigon Stock for which it has received timely instructions. The Trustee shall not tender or exercise similar rights with respect to shares of Trigon Stock for which timely instructions are not received from Participants, provided that Participants have been instructed that failure to respond shall be deemed to be a direction not to tender or exercise similar rights. In all other circumstances, the Administrative Committee (or its agent) shall direct the

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                           Trustee to tender or exercise similar rights with
                           respect to shares of Trigon Stock for which timely instructions are not received from Participants in such manner as the Administrative Committee (or its agent) deems appropriate.

                  (c) The Administrative Committee (or its agent) may assist the Trustee to ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

         4.08     Management of the Trigon Stock Fund

                  (a) The Administrative Committee shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Trigon Stock by Participants, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

                  (b) If required by law, the Administrative Committee shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Trigon Stock Fund if the Administrative Committee determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the indirect exercise of shareholder rights with respect to the Trigon Stock Fund.

                  (c) The Trustee shall manage the Trigon Stock Fund in a manner consistent with ERISA, the IRC and applicable securities laws. Consistent with these laws, the Administrative Committee (or its agent) shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Trigon Stock. If the Administrative Committee (or its agent) is not able to execute fully Participants' investment directions at a particular time, the Administrative Committee (or its agent) shall execute the instructions, to the extent possible, in a pro rata manner.

         Section 6.08 is amended by adding new subsections (e) and (f) to read as follows:

                  (e) A Participant may elect to have the portion of his Individual Account that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made.

                           If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Account

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                           is invested in any investment fund other than the
                           Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

                  (f) The Corporation does not guarantee that the market value of the Trigon Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant's contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Trigon Stock and other assets allocable to his Individual Account in accordance with the provisions of the Plan.

Section 6.08 is amended by changing all references to Section "5.05(e)" to Section "6.08(g)."

Sections 7.02 and 7.03 are amended by adding the following paragraph immediately after the second paragraph:

A Participant may elect to have the portion of his Individual Account withdrawn hereunder that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Individual Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

Sections 7.05 and 7.06 are renumbered as Sections 7.06 and 7.07, respectively, and the following sentence is added to the end of the second paragraph of renumbered Section 7.06:

Amounts withdrawn for Hardship from the portion of the Participant's Individual Account that is invested in the Trigon Stock Fund shall be paid in cash.

A new Section 7.05 is added to the Plan to read as follows:

         7.05 Withdrawals at Age 59 1/2 Effective March 7, 1997, a Participant who has attained the age of fifty-nine and one-half (59 1/2) may request a withdrawal of all or a portion of his vested Individual Account.

                  Any withdrawal under this Section 7.05 shall be made so that the withdrawal reduces the Current Balance of the Participant's sub-accounts in the following order:

                           (1)      After-Tax Contribution Account;

                           (2)      Rollover Account;

                           (3) vested portion of the Participant's Transfer Account;

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                           (4)      vested portion of the Participant's Employer
                                    Contribution Account; and

                           (5)      Pre-Tax Contribution Account.

If a Participant's Individual Account is invested in more than one of the investment funds, any partial withdrawal under this Section 7.05 from the Participant's After-Tax Contribution Account, Rollover Account, Transfer Account, Employer Contribution Account, and Pre-Tax Contribution Account shall be taken from each such investment fund in the same proportion that the total amount to be withdrawn from such accounts bears to the total Current Balance in the account from which the withdrawal is taken.

A Participant may elect to have the portion of his Individual Account withdrawn hereunder that is invested in the Trigon Stock Fund paid in whole shares of Trigon Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Trigon Stock will be valued as of the Valuation Date as of which the distribution is made. If a Participant fails to make an election to be paid in Trigon Stock or cash, the Participant shall be paid in cash. If part or all of a Participant's Individual Account is invested in any investment fund other than the Trigon Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

Amounts withdrawn pursuant to this Section 7.05 may not be repaid to the Trust Fund.

Unless otherwise provided, this Amendment shall be effective March 7, 1997. In all respects not amended, the Plan is hereby ratified and confirmed.

                                   * * * * *

WITNESS the following signature this 28th day of February, 1997.

TRIGON INSURANCE COMPANY


By:    /s/ RONALD M. NASH
       -------------------
       Ronald M. Nash
       Senior Vice President, Corporate Services


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